SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         August 2, 2002 (July 31, 2002)

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3535 Piedmont Road, Building 14, Fourteenth Floor, Atlanta, Georgia        30305

(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:         (404) 949-0700

SIGNATURES
EXHIBIT INDEX
Amended & Restated Certificate of Incorporation
Amended & Restated By-Laws of Cumulus Media Inc.
Form of Class A Common Stock Certificate
Press Release dated 8/2/02

ITEM 5 – Other Events.

     Effective at 11:59 p.m., New York City time, on July 31, 2002, Cumulus Media Inc. changed its state of incorporation from Illinois to Delaware. The change in Cumulus Media’s state of incorporation was approved by its shareholders at its annual meeting of shareholders held on June 14, 2002.

     The reincorporation in the state of Delaware was accomplished by merging Cumulus Media Inc., an Illinois corporation, with and into its wholly-owned subsidiary, Cumulus Media Inc., a Delaware corporation, referred to as Cumulus Delaware, which was the surviving corporation in the merger. Prior to the merger, Cumulus Delaware had no assets or liabilities other than nominal assets or liabilities. The reincorporation will not result in any change in Cumulus Media’s name, business, assets or liabilities; will not cause its corporate headquarters or other facilities to be moved; and will not result in any relocation of management or other employees.

     Stockholders are not required to exchange their shares for those of the newly reincorporated Cumulus Media. Previously issued certificates automatically represent an equal number of shares in the Delaware corporation. Cumulus Media’s common stock is deemed to be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, by operation of Rule 12g-3 thereunder.

     The full text of the press release describing the reincorporation is set forth in Exhibit 99.1 attached hereto.

ITEM 7(c) – Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Cumulus Media Inc.

3.2	Amended and Restated By-laws of Cumulus Media Inc.

4.1	Form of Class A Common Stock Certificate

99.1	Press release issued by Cumulus Media Inc., dated August 2, 2002

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC

	By:	/s/ Lewis W. Dickey, Jr.

Name: Lewis W. Dickey, Jr. Title: Chairman, President and Chief Executive Officer

Date: August 2, 2002

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT

3.1	Amended and Restated Certificate of Incorporation of Cumulus Media Inc.

3.2	Amended and Restated By-laws of Cumulus Media Inc.

4.1	Form of Class A Common Stock Certificate

99.1	Press release issued by Cumulus Media Inc., dated August 2, 2002